UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 17, 2009

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	Commission File Number	25-1435979
(state or other jurisdiction of incorporation or organization)	001-09718	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On November 17, 2009, the Plan Manager for The PNC Financial Services Group, Inc. Incentive Savings Plan (the “PNC ISP”), acting on behalf of the Plan Administrator, notified The PNC Financial Services Group, Inc. (“PNC”) of a blackout period (the “Blackout Period”) regarding the PNC ISP, the National City Savings and Investment Plan (“NCC SIP”), and the PNC Global Investment Servicing Inc. Retirement Savings Plan, a plan provided by a wholly owned subsidiary of PNC (the “GIS RSP” and, together with the NCC SIP and the PNC ISP, the “Plans”), in accordance with the requirements of Section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The following information is provided with respect to the Blackout Period:

•

Reasons for the Blackout Period – the Blackout Period is necessary or advisable in order to prepare for the planned merger of the NCC SIP and the PNC ISP, and to implement certain plan design and investment option changes for the PNC ISP and GIS RSP.

•

Plan transactions to be suspended, or otherwise affected by, the Blackout Period – the following transactions will be suspended during the Blackout Period: changing contribution rates; changing investment elections with regard to new contributions or previously invested funds; obtaining a loan from the Plans; withdrawing funds from the Plans; or receiving a distribution from the Plans.

•	Class of equity securities subject to the Blackout Period – PNC Common Stock, $5.00 par value.

•

The length of the Blackout Period – the Blackout Period is scheduled to begin on Wednesday December 28, 2009, at 4:00 p.m. Eastern Time and end on Wednesday, January 6, 2010, at 8:00 a.m. Eastern Time.

•

The name, address and telephone number of the person designated by PNC to respond to inquiries about the Blackout Period - ISP Plan Administrator, Two PNC Plaza, 21st Floor, 620 Liberty Avenue, Pittsburgh, PA 15222, 1-800-PNC-PLAN (1-800-762-7526), option 2.

Pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, PNC will send a notice to its directors and executive officers on November 23, 2009 with respect to the Blackout Period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: November 20, 2009	By:	/s/ SAMUEL R. PATTERSON
Samuel R. Patterson
Controller

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